SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549
                                -----------------
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date  of  report  (Date  of  earliest  event reported)            March 26, 2002

The  Amanda  Company
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(Exact  Name  of  Registrant  as  Specified  in  its  Charter)


Utah                   1-14072         87-0430260
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(State  or  Other  Jurisdiction      (Commission     (IRS  Employer
of  Incorporation)      File  Number)           Identification  No.)



13765  Alton  Parkway,  Bldg.  F,  Irvine  CA                    92618
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(Address  of  Principal  Executive  Offices)           (Zip  Code)

Registrant's  telephone  number,  including  area  code:  (949)  859-6279
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(Former  Name  or  Former  Address,  if  Changed  Since  Last  Report)


Item  6.  Resignations  of  Registrant's  Directors

     1. William Prevot, a member of the Board of Directors of the Company has resigned effective March 26, 2002. Mr. Prevot had accepted a position in Denver with the expectation of a limited assignment, however that assignment has been extended and based on his other priorites, Mr. Prevot feels that he will be unable to contribute to the Company in a fashion that he would like to.

     2. Jose Candia, a member of the Board of Directors, President and Chief Executive Officer of the Company extended his resignation to the Board on April 1, 2002. The Board accepted his resignation to be effective as of that date. Mr. Candia's resignation was related to items he deemed were inaccurate in the value of the assets and liabilities disclosed in the tAA acquisition documents and in the manner that the Amanda shares to be issued to the tAA shareholders was being calculated.

The Registrant having been appraised of these items has implemented steps to correct any inaccuracies including having their independent accountants and CFO investigate each claim. The result of the investigation was that all claims were addressed and accounted for in the tAA December 31, 2000 audited financials, which were done prior to the completion of the acquisition. Concerning the issue of the calculation of the Amanda shares to be issued to the tAA shareholders, the Registrant feels that claim is incorrect as well.

     Brian Bonar, a current Board Member will be acting as the interim Chairman of the Board and Chief Executive Officer.

Item  7(c.)     Exhibits

     The following exhibit is filed as part of this report in accordance with the provision of Item 601 of Regulations S-B:

     Exhibit          Name  of  Exhibit
     -------          -----------------

      17              Letter  on  director  resignation
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   April  4,  2002     The  Amanda  Company

/s/  Brian  Bonar            Chief  Executive  Officer      April 4, 2002
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Brian  Bonar                 and Chairman  of  the  Board

/s/  David  L.  Woo
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David  L.  Woo               Director                       April 4,  2002

/s/  Steve  Fryer
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Steve  Fryer                 Director                       April 4,  2002

/s/  E.  Timothy  Morgan
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E.  Timothy  Morgan          Director                       April 4,  2002